Exhibit 10.20

Agreement

26 March 2008

Executive Services

Agreement

Centro WCJV LP Inc

Glenn Rufrano

Contents

	Table of contents

	The agreement	1

	Operative part	2

1	Definitions and interpretation	2
2	Employment	4
3	Duties and reporting structure	4
4	Hours of work	5
5	Remuneration	5
6	Retention Bonus	6
7	Incentive arrangements	6
8	Relocation and living away from home allowance	7
9	Indemnity and Insurance	7
10	Welfare, Pension and Benefit Plans	7
11	Leave	8
12	Public holidays	8
13	Ending your employment	8
14	Approvals	11
15	Disclosure of information	12
16	Intellectual property	12
17	Moral Rights	12
18	General	13

	Signing page	15

The agreement

Executive Services Agreement

Date

Between the parties

Company	Centro WCJV LP Inc
ABN 98 728 661 680
of Level 3, 235 Springvale Road Glen Waverley (Company)

You	Glenn Rufrano
of 3112 Shore Road, Bellmore, New York (Executive/You)

Background	1	The Company has agreed to employ you, in the position of Chief Executive Officer of the Group and you have agreed to accept that appointment on the terms of this agreement.

2

The Company and you agree that the benefits to which you are entitled pursuant to this agreement are in part consideration for you agreeing to accept the office of Chief Executive Officer of the Group from the Commencement Date.

	3	The parties acknowledge that each has taken, or has had the opportunity to take, independent legal advice in relation to this agreement.

The parties agree	as set out in the Operative part of this agreement, in consideration of, among other things, the mutual promises contained in this agreement.

Operative part

1          Definitions and interpretation

1.1       Definitions

The meanings of the terms used in this document are set out below.

Term	Meaning

Commencement Date	As defined in clause 2.2(a).

Company Income	Includes Total Employment Cost as defined in Clause 5.1(b) and Incentive Arrangements as defined in Clause 7.

Confidential Information

any information about the Company or any Group Company, or the business of Company or any Group Company (including, but not limited to, any financial or trading information, or any idea, concept, process or know-how) which:

1 comes to your notice in the course of your employment; or

2 is generated by you in the course of performing your duties,

and which is not in the public domain (unless in the public domain because of a breach of confidentiality).

Corporations Act	the Corporations Act 2001 (Cth).

End Date	the day on which your employment with the Company ends.

Fundamental Change

you ceasing to be the most senior executive in the Group or the Chief Executive Officer of Centro Properties Group (comprising Centro Properties Limited and Centro Property Trust) or a substantial diminution in your responsibilities or authority, but excluding any diminution arising:

1 otherwise through termination pursuant to this agreement; or

2 with your consent.

Group	the Centro Properties Group comprising Centro Properties Limited and Centro Property Trust and all the entities controlled by Centro Properties Limited or Centro Property Trust.

Group Company	any member of the Group.

Intellectual Property

all present and future rights to intellectual property including any inventions and improvements, trade marks (whether registered or common law trade marks), designs, copyright, any corresponding property rights under the laws of any jurisdiction and any rights in respect of an invention, discovery, trade secret, secret process, know-how, concept, idea, information, process, data or formula.

Moral Rights	the right of attribution of authorship, the right not to have authorship falsely attributed and the right of integrity of authorship, as defined in the Copyright Act

Term	Meaning

1968 (Cth).

Regulatory Consent	the consent of any entity or governmental body that has statutory or other powers over corporations including without limitation ASX Limited and the Australian Securities and Investment Commission.

Stub STI Payment	As defined in your previous contract of employment with Centro Watt Management Joint Venture 2 LP.

Term	As defined in clause 2.2(b).

1.2	Interpretation

In this agreement:

(a)	Headings and bold type are for convenience only and do not affect the interpretation of this agreement.

(b)	The singular includes the plural and the plural includes the singular.

(c)	Words of any gender include all genders.

(d)	Other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning.

(e)	An expression importing a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency as well as an individual.

(f)

A reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this agreement and a reference to this agreement includes any schedule, attachment and exhibit.

(g)	A reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them.

(h)	No provision of this agreement will be construed adversely to a party because that party was responsible for the preparation of this agreement or that provision.

(i)	Specifying anything in this agreement after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included.

2	Employment

2.1	Position

You are employed in the position of Chief Executive Officer of the Group.

2.2	Term

(a)	Your new appointment will start on 15 January 2008 (Commencement Date).

(b)	Your employment will continue for the period of 12 months unless terminated earlier under the terms of this agreement (Term).

(c)

Should your employment continue beyond the period set out in sub-clause (b) above, unless or until such time that the terms of any new agreement is reached in writing and signed by both parties, the terms of your employment will be, as far as possible, identical to those under this agreement.

2.3	Location

(a)	Your principal place of work is the Group’s head office in Glen Waverley, Victoria, Australia. The Company may require you to work in other locations from time to time.

(b)	The Company may require you to travel within the state, interstate or overseas to perform your duties.

2.4	Visa requirement

(a)

This offer of employment is conditional upon you having, during your employment with the Company, a valid and current working visa as issued by the Department of Immigration and Citizenship to live and work in Australia if required to fulfil the duties of your position and your obligations under this Agreement.

(b)	The Company will provide payment of, and assistance in obtaining, any necessary visa or work permits.

3	Duties and reporting structure

3.1	Duties of your position

(a)	You must perform the duties reasonably associated with your position for and on behalf of the Group.

(b)	In addition, you must also perform other duties which you are capable of performing, as required by the Company or any Group Company.

3.2	General duties

You must:

(a)

unless absent on leave as provided in this agreement, devote all of your time, attention and skill to the performance of your duties for the Group both during normal business hours and at other times as reasonably necessary;

(b)	perform your duties faithfully and diligently;

(c)	follow lawful and reasonable directions given to you by the Company and any Group Company; and

(d)	promote the interests of the Group.

3.3	Reporting structure

You will report to the Board of Centro Properties Limited or as otherwise directed by the Company.

3.4	Changes to your position

If your position, duties or reporting structure change, this agreement will continue to apply to your employment unless you and the Company:

(a)	enter a new written employment agreement; or

(b)	vary this agreement in writing.

4	Hours of work

Because of the nature of your position, you agree to work such hours (both within and outside standard business hours) required to perform your duties. Your remuneration includes an amount to compensate for this.

5	Remuneration

5.1	Total employment cost

(a)	Your initial Total Employment Cost is US$1,200,000 each year.

(b)	You will be subject to tax equalisation on Company Income. This means that you will not pay any more income tax on your Company Income than you would have paid had you remained in New York.

(c)

As part of the tax equalisation process your salary from time to time may be subject to tax gross ups in Australia and/or the US. As such, at the end of each calendar year, a reconciliation of your ‘stay at home’ tax position will be prepared in conjunction with the preparation of your US income tax return.

(d)

For the avoidance of doubt, tax equalisation does not apply to your personal income other than income sourced from the Company or the Group and you will be responsible for any US and Australian taxes payable on this income.

(e)	The Company will pay any Total Employment Cost that you elect to receive as salary fortnightly by electronic transfer to your nominated bank account.

(f)

The Company will reimburse you for any expenses that you reasonably incur during the performance of your duties. The Company may require you to provide a tax invoice, or other evidence, to substantiate any expenses claim.

(g)	You will have no entitlement to Australian Company Superannuation Contributions.

6	Retention Bonus

You will remain entitled to the ‘Second Payment’ as defined in clause 10 of your previous employment contract with Centro Watt Management Joint Venture 2 LP and this will be paid by the Company as a lump sum payment of US$1,500,000 (less any taxation deductions as required by law) on 31 March 2008 as per the original intention of your previous employment contract.

7	Incentive arrangements

7.1	Initial Short Term Incentive

(a)	You will be entitled to 150% of your Total Employment Cost as a short term incentive.

(b)	During the Term, the short term incentive is payable upon the occurrence of any of the following events:

(1) there is a change of control of Centro Properties Group. A ‘change of control’ shall be deemed to have occurred when:

• in the case of a takeover offer, a party gains a relevant interest in greater than 50% of the stapled securities on issue (provided all bid conditions are satisfied or waived), or

• in the case of a Scheme of Arrangement, when the Court approves the scheme at the second Court hearing.

(2) your employment is terminated following a Fundamental Change.

(3)

a recapitalisation of Centro Properties Group which involves the issuance of new equity or equity related securities to new or existing shareholders that the Board considers sufficient to stabilise the entity and provide a basis for near term solvency and medium term financing through an appropriate capital structure – the short term incentive will be payable upon the execution of any definitive agreement setting out those arrangements.

(4) any entity in the Group:

• sells or divests any assets or an interest in the entity (including, but not limited to, the sale of the Company’s interest in Centro Retail Trust); or

• issues new securities in exchange for financial liabilities,

that the Board reasonably considers sufficient to stabilise the entity and provide a basis for near term solvency and medium term financing through an appropriate capital structure – the short term incentive will be payable upon the execution of any definitive agreement setting out those arrangements.

(c)

In the event that there is no short term incentive awarded under sub-clause 7.1 (a) and (b), the Board may at its discretion, award you a short term incentive of up to 150% of your Total Employment Cost.

(d)	Only one short term incentive is payable under sub-clause 7.1.

7.2	Further short term incentives

You may also be eligible to participate in other short term incentive arrangements offered by the Company or the Group from time to time.

7.3                                    Long Term incentive

(a)                                            For fiscal year 2007/2008 you will be granted 1,000,000 options over Centro Properties Group securities in accordance with the invitation attached as Schedule A.

(b)                                           You may also be eligible to participate in other long term incentive arrangements offered by the Company or the Group from time to time.

8                                                   Relocation and living away from home allowance

(a)                                            In the event that you are required to maintain a base in Australia, the Company will provide you with assistance with:

(1)                                       the relocation of yourself and your immediate family to Australia. Such assistance will meet all reasonable costs associated with the relocation of an executive of your level and experience and includes payment of the reasonable cost of transport of you and your immediate family, freight of personal effects and temporary accommodation; and

(2)                                       the repatriation back to your home country on completion of the contract or on termination.

(b)                                           In addition to your remuneration in clause 5.1(a), the Company will pay you a living away from home allowance to compensate you for additional accommodation costs and additional food costs on account of you being required to live away from your usual place of residence. The amount of compensation for additional food costs has been determined after taking into account your normal home food consumption expenditure.

(c)                                            The Company will provide you with assistance in respect of the preparation of your US and Australian income tax returns through the Company’s nominated tax advisor. Should you choose not to use the Company’s nominated tax advisor in respect of the preparation of your US and Australian income tax returns you agree to provide copies of your US and Australian income tax returns in order to prepare the reconciliation of your ‘stay at home’ tax position.

(d)                                           The Company will be responsible for any tax payable in respect of assistance provided in this clause.

9                                                   Indemnity and Insurance

To the extent permitted by the Corporations Act, the Company will provide you with:

(a)                                            a deed of indemnity which provides the same level of indemnity and insurance cover as that provided to other Executive Committee Members; and

(b)                                           additional director’s and officer’s liability insurance to the value of A$2,000,000 to provide coverage to insure you against any legal costs you may incur in responding to any claims (or threatened claims) to the extent available at reasonable market rates. In the event that insurance is not available through the external insurance market, the Company will meet this liability.

10                                            Welfare, Pension and Benefit Plans

(a)                                            The Company will provide you with top benefit cover with a private health insurance provider to cover you and your immediate family during your time in Australia.

(b)                                           Whilst in the United States:

(1)                                       you will be entitled to participate in all employee benefit plans, programs and arrangements made available to other Company senior executives generally, including pension, income deferral, savings, 401(k), and other retirement plans or programs, medical, dental, vision, prescription drug, hospitalization, short-term and long-term disability and life insurance plans and programs, accidental death and dismemberment protection, travel accident insurance, and any plans, programs or arrangements that supplement the above plans, programs or arrangements, whether funded or unfunded. These plans, programs or arrangements will be subject to the terms of the applicable plan documents and Company policies on terms and conditions that are no less favourable to you than those applying to other Company senior executives generally.

(2)                                       To the extent that post-retirement welfare and other benefits exist you will be entitled to post-retirement welfare and other benefits on terms and conditions that are no less favourable to you than those applying to other Company senior executives generally. This clause does not require the Company to establish or maintain any particular employee or post-retirement benefit plan, program or arrangement and any such plan, program or arrangement may be varied or removed from time to time.

11                                            Leave

The Company will provide you with annual leave, personal leave and parental leave as follows:

•                                               4 weeks annual leave each year;

•                                               10 days’ paid personal leave each year — in certain circumstances you may also be able to access unpaid carer’s leave and compassionate leave; and

•                                               up to 52 weeks unpaid parental/adoption leave where you are the primary care giver.

12                                            Public holidays

You will be usually be entitled to paid leave on days declared as public holidays in the location in which you work. From time to time you may be required, and you agree, to work on a public holiday in order to perform your duties. Your remuneration includes an amount to compensate for this.

13                                            Ending your employment

13.1                                  Definitions

In this clause, the following definitions apply:

(a)                                            ‘For Cause’ means:

(1)                                       conviction of, or plea of guilty or nolo contendere to, a felony in the United States or conviction of an offence punishable by imprisonment in Australia; or

(2)                                       wilful and continued failure to use reasonable best efforts to substantially perform your duties (other than such failure resulting from your incapacity due to physical or mental illness or after notifying the Company of your intention to terminate the employment relationship for Good Reason (as defined below)) after demand for substantial performance is delivered by the Company in writing that specifically identifies the manner in which the Company believes you have wilfully and continually failed to use reasonable best efforts to substantially perform your duties; or

(3)                                       wilful misconduct that has a materially adverse effect on the Company or to any Group Company.

No act, or failure to act, by you shall be considered ‘wilful’ unless:

•                                               committed in bad faith and without a reasonable belief that the act or omission was in the best interest of the Company or any Group Company; or

•                                               your action or non action continues for more than ten days after you have received written notice of the inappropriate action or non-action.

(b)                                           ‘Good Reason’ means, without your consent:

(1)                                       a Fundamental Change has occurred;

(2)                                       any of the following has occurred:

•                                          a receiver, receiver and manager, controller, or other external administrator is appointed over all or substantially all of the assets and undertakings of the Group;

•                                          a liquidator, provisional liquidator or administrator (under Part 5.3A of the Corporations Act, 2001) is appointed to Centro Properties Limited, Centro Properties Trust or Centro Retail Trust; or

•                                          a resolution is passed or any steps are taken to pass a resolution for the winding up or dissolution of Centro Properties Limited, Centro Properties Trust or Centro Retail Trust, except for the purpose of an amalgamation or reconstruction which has the Group’s consent;

(3)                                       a reduction in your Total Employment Cost or a failure to pay any such amounts when due;

(4)                                       a failure to pay the Retention Bonus set out in clause 6 above;

(5)                                       any purported termination of your employment for Cause (as defined in sub-clause (a) above) which is not effected pursuant to the terms of this agreement;

(6)                                       The Company’s failure to pay or provide any material employee benefits due to you under this agreement including, but not limited to, a failure to allow you to participate in all employee benefit plans, programs and arrangements contemplated under clause 10;

(7)                                       The Company’s failure to provide, in all material respects, the indemnification required by clause 9 of this agreement;

(8)                                       a reduction in the percentage of the short term incentive as provided for in clause 7.1 above; or

(9)                                       a failure by the Company or the Board to accept you in an Option Plan offered to you by the Company or a failure to provide you with written documentation evidencing the grant of the options consistent with the Option Plan.

Your right to terminate your employment for Good Reason shall not be affected by your incapacity due to physical or mental illness.

13.2                                  Termination of employment by the Company

(a)                                            The Company may terminate your employment at any time:

(1)                                       without notice, ‘For Cause’; or

(2)                                       at the end of the Term, on written notice provided no later than 15 December 2008.

(b)                                           If the Company has given you notice under sub-clause (a)(2) above, the Company may direct you at any time:

(1)                                       not to attend work; or

(2)                                       not to perform all or part of your duties.

13.3                                  Termination of employment by you

(a)                                            You may end your employment at any time for ‘Good Reason’ in accordance with the following procedure:

(1)                                       within 30 days of you becoming aware of an occurrence which would allow you to terminate for Good Reason, you must give written notice to the Company to remedy the situation.

(2)                                       should the Company fail to remedy the situation within 30 days of receiving written notice under sub-clause (1) above, you may terminate your employment, in writing, without notice.

(b)                                           You may end your employment at the end of the Term by providing written notice no later than 15 December 2008.

(c)                                            If you have given notice under sub-clause (a) or (b) above, the Company may direct you at any time:

(1)                                       not to attend work; or

(2)                                       not to perform all or part of your duties.

13.4                                  Payment on termination

(a)                                            Where:

(1)                                       the Company terminates your employment in accordance with clause 13.2(a)(2); or

(2)                                       you terminate your employment for ‘Good Reason’ in accordance with clause 13.3(a); or

(3)                                       you terminate your employment at the end of the Term in accordance with clause 13.3(b);

you will be entitled to a payment of:

(4)                                       12 months Total Employment Cost; and

(5)                                       the average of the last two years’ short term incentive payments. Any Stub STI Payment paid to you by a previous employer will be included in calculating your average short term incentive payment under this clause.

(b)                                           Where you or the Company terminate your employment other than in the circumstances set out in subclause (a) above, you will only be entitled to payment of Total Employment Cost up to the date of your termination and accrued leave entitlements.

13.5                                  Deduction of amounts owed

(a)                                            To the extent permitted by law, any outstanding advances or other payments due to the Company by you will be deducted before payment of any amounts on termination are made to you.

(b)                                           If the amounts owed by you to the Company at the End Date exceed amounts payable to you, you agree to repay such amounts to the Company within 14 days of the End Date.

13.6                                  Return of property

Before your employment ends, or as soon as practicable after it ends, you must return all property belonging to the Company or, if agreed by both parties, pay the Company a fair value for that property.

13.7                                  Resignation as director

If your employment ends you:

(a)                                            must resign as a director of the Company or any Group Company;

(b)                                           irrevocably appoint the Company Secretary of Centro Properties Limited, or any other person nominated by the Company, as attorney to sign a resignation as director or other officer on your behalf;

(c)                                            have no entitlement to any compensation for loss of office.

13.8                                  No compensation

(a)                                            You acknowledge that if the Company ends your employment, you have no further claim against the Company for compensation.

(b)                                           You agree that the salary and benefits paid to you under this agreement include specific consideration to ensure the Company may avail itself of all its rights to end your employment contained in this agreement.

14                                            Approvals

14.1                                  Agreement subject to Board and shareholder approvals

This agreement is subject to all:

(a)                                            Board and shareholder approvals required by law;

(b)                                           any necessary Regulatory Consent; and

(c)                                            applicable laws.

14.2                                  Reduction of payments

If the aggregate of:

(1)                                  the amount that would, but for this provision, be payable to you upon termination; and

(2)                                  the value of all other payments made in connection with your retirement from board or managerial offices in the Group (excluding any benefits to which section 200F of the Corporations Act applies), exceeds the maximum amount that could, because you are a person retiring from such board and managerial offices, be paid to you under section 200G or section 200F of the Corporations Act, the amount payable to you under clause 13 will be reduced so that the aggregate value of all the benefits given, paid or payable to you in connection with your retirement (including the amount payable under clause 13) is equal to that maximum amount.

14.3                                  Overpayment

If the Company overpays you, you must, on receiving a written notice from the Company immediately repay any money or benefits specified in such notice.

14.4                                  Effect of this clause

This clause has effect regardless of any other provision of this agreement.

15                                            Disclosure of information

15.1                                  Your obligations during and after employment

During your employment and after your employment ends you must not use or disclose Confidential Information unless the use or disclosure is:

(a)                                            required by law;

(b)                                           made as part of the proper performance of your duties; or

(c)                                            agreed in writing by the Company or relevant Group Company.

15.2                                  Preventing disclosure

Both during and after your employment, you must take all reasonable and necessary precautions to maintain the secrecy and prevent disclosure of Confidential Information.

15.3                                  Survival of obligations

Your obligations under this clause continue after your employment ends.

16                                            Intellectual property

16.1                                  Ownership

(a)                                            The Company owns all Intellectual Property that you create during your employment.

(b)                                           You must do all things necessary to ensure that the Company owns Intellectual Property that you create during your employment.

16.2                                  Disclosure

(a)                                            You must inform the Company of all Intellectual Property that you create during your employment.

17                                            Moral Rights

If you have Moral Rights in any Intellectual Property owned by the Company you:

(a)                                            irrevocably consent to any act or omission by the Company which infringes those Moral Rights;

(b)                                           agree that your consent extends to acts and omissions by the Company’s licensees and successors in title; and

(c)                                            agree that your consent is a genuine consent given under Part 9 of the Copyright Act 1968 (Cth) and has not been induced by duress or any false or misleading statement.

18                                            General

18.1                                  Governing law and jurisdiction

(a)                                            This agreement is governed by the law in force in Victoria, Australia.

(b)                                           Each party irrevocably submits to the non-exclusive jurisdiction of courts exercising jurisdiction in Victoria, Australia.

(c)                                            You irrevocably waive any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

18.2                                  Entire agreement

(a)                                            This agreement states all the express terms of the agreement between the parties in respect of its subject matter. It supersedes all prior discussions, negotiations, understandings and agreements in respect of its subject matter.

(b)                                           To avoid doubt, by entering into this agreement you agree to terminate and waive all rights under your previous employment contract with Centro Watt Management Joint Venture 2 LP.

(c)                                            You acknowledge that in accepting employment with the Company you have not relied on any representations regarding your employment made by the Company (or its agents or employees) other than matters expressly set out in this agreement.

18.3                                  Prohibition, enforceability and severance

(a)                                            Any provision of, or the application of any provision of, this agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)                                           Any provision of, or the application of any provision of, this agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

(c)                                            If a clause is void, illegal or unenforceable, it may be severed without affecting the enforceability of the other provisions in this agreement.

18.4                                  Waiver

(a)                                            The failure of either party at any time to require performance by the other party of any provision of this agreement does not affect the party’s right to require the performance at any time.

(b)                                           The waiver by either party of a breach of any provision may not be held to be a waiver of any later breach of the provision or a waiver of the provision itself.

18.5                                  Legal advice

You represent that you have taken, or had the opportunity of taking, legal advice in relation to the nature, effect and extent of this agreement.

18.6                                  Counterparts

This agreement may be executed in any number of counterparts and all counterparts, taken together, constitute one instrument. A party may execute this agreement by executing any counterpart.

Signing page

Executed as an agreement Company Signed by Centro WCJV LP Inc By

sign here	/s/ J. Hutchinson
VICE-PRESIDENT

print name	J. Hutchinson

sign here	/s/ Brian Healey
Director

print name	Brian Healey

You Signed by Glenn Rufrano

sign here	/s/ Glenn Rufrano

print name	Glenn Rufrano

in the presence of

sign here	/s/ John Newman-Morris
Witness

print name	John Newman-Morris

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